SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                            Form 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):
                         August 18, 1997

                    Fidelity Bankshares, Inc.
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     (Exact name of registrant as specified in its charter)

Delaware                 0-29040                 65-0717085
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(State or other      (Commission File No.)    (I.R.S. Employer
jurisdiction of                               Identification No.)
incorporation)

       Registrant's telephone number, including area code:
                         (561) 659-6600


                         Not Applicable
  (Former name or former address, if changed since last report)

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Item 2.   Acquisition or Disposition of Assets.

     On August 18, 1997, Fidelity Bankshares, Inc. (the "Registrant"), and its wholly owned stock savings bank subsidiary, Fidelity Federal Savings Bank of Florida ("Fidelity") entered into an Agreement and Plan of Merger (the "Agreement") with BankBoynton, a Federal Savings Bank ("BankBoynton"), which provides, among other things, for the (i) acquisition of BankBoynton by Fidelity, and (ii) the payment of $9.00 per share for each share of BankBoynton Common Stock issued and outstanding (the "Acquisition"). It is expected that the total purchase price will be approximately $9.0 million. Under the Agreement Fidelity will receive a fee of $150,000, should the Agreement be terminated under certain circumstances.

     On August 22, 1997, the Registrant filed a Current Report on Form 8-K for the purpose of reporting the entering into of the Agreement by the Registrant. This amendment is being filed to include pro forma financial information not previously available.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     The financial statements and pro forma information required to be filed by this Item are included as Exhibit 99 hereto.

     The following Exhibits are filed as part of this report:

     Exhibit 99     Pro Forma Financial Information

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              FIDELITY BANKSHARES, INC.


DATE: October 2, 1997         By:  /s/ Richard A. Aldred
                                   ------------------------------
                                   Executive Vice President and
                                   Principal Financial Officer

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